UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2023

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal of Activities.

On February 1, 2023, Splunk Inc. (the “Company”) announced a plan of reorganization (the “Plan”) involving approximately 4 percent of the Company’s global workforce, mostly in North America. This decision is another step in a broader set of proactive organizational and strategic changes that include optimizing the Company’s processes, cost structure and how the Company operates globally to ensure the Company continues to balance growth with profitability through these uncertain times and drive success over the long term.

The Company estimates that it will incur approximately $28 million in charges and future cash expenditures in connection with the Plan, consisting primarily of cash expenditures related to severance payments, certain retention payments (for roles being moved to lower cost regions), employee benefits and employee transition costs, as well as non-cash charges for share-based compensation expense. The Company expects predominantly all of the actions associated with the Plan to be completed, and substantially all the associated charges and cash expenditures to be incurred, in the first quarter of fiscal year 2024, subject to local law and consultation requirements.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

A message to the Company’s employees from Gary Steele, the Company’s President and Chief Executive Officer, regarding the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements, including, but not limited to, statements regarding the expected benefits of and timing of completion of the Plan, and the expected costs and charges related to the Plan. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the possibility that assumptions underlying the Company’s expected benefits and the estimates of expenses associated with the Plan prove inaccurate; that the Company incurs greater than estimated expenses in connection with the Plan; that the Company’s business, results of operations or financial condition are adversely affected by the Plan; and other risks and uncertainties included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s other filings with the SEC. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Message to Splunk employees from Gary Steele, dated February 1, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023

SPLUNK INC.

	By:	/s/ Brian Roberts
Brian Roberts
Senior Vice President and Chief Financial Officer